EXHIBIT 32.1

Certification by the Co-Presidents
of Boardwalk Pipelines, LP
pursuant to 18 U.S.C. Section 1350
(as adopted by Section 906 of the Sarbanes-Oxley Act of 2002)

Pursuant to 18 U.S.C. Section 1350, the undersigned Co-Presidents of Boardwalk Pipelines, LP hereby certify, to such officers’ knowledge, that the annual report on Form 10-K for the year ended December 31, 2005, (the "Report") of Boardwalk Pipelines (the “Partnership”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the Consolidated Balance Sheets and Statements of Income of the Partnership.

March 16, 2006

/s/ Rolf A. Gafvert
Rolf A. Gafvert
Co-President and Director
(co-principal executive officer)

/s/ H. Dean Jones II
H. Dean Jones II
Co-President and Director
(co-principal executive officer)